Exhibit 28.2


                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                    MARCH 31, 1997 AND DECEMBER 31, 1996



=============================

MAR 31        DEC 31

1997          1996

-----------------------------

($000 Omitted)

=============================

      Investments, at market, partially restricted:
          Short-term investments
$27,771       $31,946
          U.S. Treasury and agency obligations
27,223        27,958
          Municipal bonds
105,645        106,934
          Mortgage-backed securities
29,469        30,595
          Corporate bonds
33,992        35,026

-----------------------------

            TOTAL  INVESTMENTS
$224,100      $232,459


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



NOTE: The total appears as the sum of three amounts under short-term investments, investments - statutory reserve funds and investments -
       other in the balance sheet presented on page 2.